UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 8, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1110, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 8, 2005, Triangle Petroleum Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell Capital Partners L.P. (“Cornell”) providing for the sale by the Company to Cornell of its 5% secured convertible debentures in the aggregate principal amount of $15,000,000 (the “Debentures”) of which $5,000,000 was advanced immediately. The second installment of $5,000,000 will be advanced immediately prior to the filing by the Company with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below). The last installment of $5,000,000 will be advanced within five days after the Registration Statement is declared effective by the Commission.

The Debentures mature on the third anniversary of the date of issuance (the “Maturity Date”) and bear interest at the annual rate of 5%. The Company is not required to make any payments until the Maturity Date.

Holders may convert, at any time, any amount outstanding under the Debentures into shares of Common Stock of the Company (the “Common Stock”) at a conversion price per share equal to the lesser of $5.00 or 90% of the average of the three lowest daily volume weighted average prices of the Common Stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion.

The Company, at its option has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that the closing bid price of the Common Stock, is less than $5.00 at the time of the redemption. In the event of a redemption, the Company is obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than June 30, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than January 22, 2006, or if the Registration Statement is not declared effective by June 30, 2006, it is required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The investor has agreed to restrict its ability to convert the Debenture and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

In connection with the Securities Purchase Agreement, the Company and each of its subsidiaries executed security agreements (the “Security Agreements”) in favor of the investor granting them a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements state that if an event of default occurs under the Debentures or Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of a secured loan obligation by the Company.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company Debentures. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners L.P.
4.2	Secured Convertible Debenture issued to Cornell Capital Partners L.P., dated December 8, 2005.
4.3	Registration Rights Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners L.P.
4.4	Security Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners L.P.
4.5	Security Agreement, dated December 8, 2005, by and between Elmworth Energy Corporation and Cornell Capital Partners L.P.
4.6	Security Agreement, dated December 8, 2005, by and between Triangle USA Petroleum Corporation and Cornell Capital Partners L.P.
4.7	Escrow Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners L.P.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Date: December 12, 2005	By:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer